United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2009

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350

(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 26, 2009, North Valley Bancorp (the “Company”) entered into the North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement (“Amended and Restated Rights Agreement”) with Mellon Investor Services LLC, as Rights Agent. The Amended and Restated Rights Agreement became effective on signing and amends, restates, supersedes and replaces the North Valley Bancorp Shareholder Protection Rights Agreement dated as of September 9, 1999 (Exhibit 4 to the Company’s Current Report on Form 8-K as filed with the Commission on September 23, 1999). The primary purpose for amending and restating the Rights Agreement was to extend its life for an additional ten (10) years by changing the final expiration date stated in Section 7(a) of the Rights Agreement, from September 9, 2009 to September 9, 2019. The rights distributed in 1999 as a dividend on each outstanding share of Company common stock will continue to entitle each registered holder, when and if certain specified takeover activity occurs, to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock. In this manner, each holder would be able to purchase shares of common stock at a reduced price, thereby placing the Company Board of Directors in a favorable position to negotiate with any “Acquiring Person” (defined in the Amended and Restated Rights Agreement as any person or group that acquires 10 percent or more of the outstanding shares of common stock). A secondary purpose for amending and restating the Rights Agreement was to confirm the role of Mellon Investor Services LLC as the current Rights Agent (successor to the original Rights Agent, ChaseMellon Shareholder Services, L.L.C.) and to revise and update the wording of certain provisions customary for such agreements in reference to the rights, duties and obligations of the Rights Agent. For more complete information, reference should be made to the Amended and Restated Rights Agreement filed with this report as Exhibit 4.1 which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

See the information set forth under Item 1.01 of this report which is incorporated by reference into this Item 3.03. The Company’s response under this Item 3.03 does not constitute an admission that a material modification to rights of security holders has occurred.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the information set forth under Item 1.01 of this report which is incorporated by reference into this Item 5.03.

On September 9, 1999, in order to implement the terms of the Rights Agreement, the Board of Directors created and designated 125,000 shares of Preferred Stock of the Company as “Series A Junior Participating Preferred Stock.” The voting powers, preferences and relative, participating, optional and other special rights of the shares of such Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, are set forth in the Certificate of Determination attached as Exhibit A to the North Valley Bancorp Shareholder Protection Rights Agreement dated as of September 9, 1999, and also attached as Exhibit A to the North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009 being filed with this report as Exhibit 4.1. No such shares have been issued or are outstanding.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.1

North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement, dated as of March 26, 2009, which includes Exhibit A (Certificate of Determination), Exhibit B (forms of Rights Certificate and Election to Exercise) and Exhibit C (Summary of Rights to Purchase Preferred Shares)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: March 31, 2009	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer